UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

February 5, 2019

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14100 NW 57th Court Miami Lakes, Florida		33014
(Address of principal executive offices)		(Zip Code)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on October 24, 2018, Diamedix Corporation, a wholly-owned subsidiary of ERBA Diagnostics, Inc., as seller (“Diamedix”), entered into a Purchase and Sale Agreement (the “Original Agreement”) with PTH North Miami, LLC, as buyer (“Buyer”), for the sale of the real property owned by Diamedix located at 2115, 2140, 2141, 2150, 2155, 2160 North Miami Avenue and 38 NW 22nd Street, in Miami, Florida, and all improvements thereon (collectively, the “Property”). The Original Agreement is described in ERBA Diagnostics, Inc.’s Current Report on Form 8-K that was filed on October 30, 2018, which is incorporated herein by reference.

On February 5, 2019, Diamedix and Buyer entered into an Addendum and Extension to Agreement for Purchase and Sale of Real Property (the “Addendum”; the Original Agreement together with the Addendum, collectively, the “Agreement”).

Pursuant to the Addendum, the Purchase Price was increased by $500,000 to a total Purchase Price of $23,500,000 and the 60-day examination period was extended to March 22, 2019. During the examination period as extended by the Addendum, Diamedix has the right to solicit and receive offers for the purchase of all or part of the Property. If Diamedix notifies Buyer of an intent to accept a new offer for the purchase of the Property, then (a) Buyer has the right to waive the balance of the examination period and deliver to Seller an approval notice, in which case the earnest money will become immediately non-refundable and the Agreement will remain in full force and effect, and (b) if Buyer does not waive the balance of the examination period and send an approval notice, then Diamedix has the right, upon written notice to Buyer, to accept the new offer for the purchase of the Property and terminate the Agreement, in which case the earnest money will be returned to Buyer. In addition, during the examination period as extended by the Addendum, Buyer has the right to: (i) conduct a due diligence investigation of the Property; and (ii) terminate the Agreement in its sole and absolute discretion.

The Agreement provides for the consummation of the purchase and sale of the Property to occur within 45 days after the expiration of the examination period as extended by the Addendum.

The foregoing description of the Agreement set forth under this Item 1.01 does not purport to be complete. Such description is only a summary and is qualified in its entirety by reference to the full text of the Addendum, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 in its entirety.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this Current Report on Form 8-K are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be preceded by, followed by or otherwise include the words “may,” “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “could,” “would,” “should,” or similar expressions or statements that certain events or conditions may occur. These forward-looking statements are based largely on ERBA Diagnostics, Inc.’s expectations and the beliefs and assumptions of ERBA Diagnostics, Inc.’s management and on the information currently available to it and are subject to a number of risks and uncertainties, including, but not limited to, the risks and uncertainties that:

●	Buyer, in its sole and absolute discretion, may terminate the Agreement during the examination period;

●

If, during the examination period, Diamedix receives a new offer for the Property and, after receipt of notice from Diamedix, Buyer does not waive the balance of the examination period and deliver an approval notice in accordance with the Agreement, then Diamedix may terminate the Agreement;

●	the consummation of the purchase and sale of the Property may not occur when anticipated, or at all; and

●	other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements.

Many of these factors are beyond the control of ERBA Diagnostics, Inc. See also the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC for further discussion of certain risks and uncertainties that could materially and adversely affect the Company’s business, operating results or financial condition.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 10.1 – Addendum and Extension to Agreement for Purchase and Sale Agreement, dated as of February 5, 2019, by and between Diamedix Corporation and PTH North Miami, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERBA DIAGNOSTICS, INC.

Dated: February 13, 2019	By:	/s/ David Barka
David Barka,
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Addendum and Extension to Agreement for Purchase and Sale of Real Property, dated as of February 5, 2019, by and between Diamedix Corporation and PTH North Miami, LLC.